Exhibit 99.1

Kubient Announces Pricing of Upsized $18.0 Million Public Offering of Common Stock

NEW YORK – December 22, 2020 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, announced today the pricing of its underwritten public offering of 3,529,411 shares of its common stock at a price to the public of $5.10 per share for gross proceeds of $18.0 million (the “Offering”). After the underwriting discounts and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $16.3 million.

Maxim Group LLC and Joseph Gunnar & Co., LLC are serving as co-book-running managers for the offering.

Kubient anticipates that the net proceeds from the Offering will be used for product development, working capital, capital expenditures, repayment of debt (approximately $80,000), and other general corporate purposes, including investments in sales and marketing in the United States and internationally. Additionally, the Company may also use a portion of the proceeds for acquisitions or strategic investments in complementary businesses, brands, or technologies.

Kubient also has granted the underwriters a 45-day option to purchase up to an additional 529,411 shares of common stock, at the public offering price less discounts and commissions. The offering is expected to close on or about December 28, 2020, subject to customary closing conditions.

The common shares described above are being offered by the Company pursuant to a Registration Statement on Form S-1 (Registration Nos. 333-251531 & 333-251619) with the United States Securities and Exchange Commission (the “SEC”). A prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745 or Joseph Gunnar & Co. LLC, 30 Broad Street, 11th Floor, New York, NY 10004, at (212) 440-9600.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any security in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Kubient

Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Cloud is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Cloud is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com/.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Kubient Investor Relations

Gateway Investor Relations

Matt Glover and Tom Colton

T: 1-949-574-3860

Kubient@gatewayir.com